EXHIBIT 99.1

February 29, 2012 - 12:16 PM EST

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Majic Wheels Acquires Major Assets to Expand Waste Management and Site Work Division

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FORT MYERS, FL -- (Marketwire) -- 02/29/12 -- Majic Wheels Inc. (PINKSHEETS: MJWL), http://www.MJWL.info, a Delaware corporation which operates a business line of roll off dumpster rentals, site work services, construction and foreclosure cleanup and junk removal services, announced today a major asset purchase that includes: over 140 roll off dumpsters, three roll off trucks, construction and site clearing equipment including a bobcat and grading tractor. "...acquiring this equipment will allow us to continue to expand our waste management and site work division operations in Florida and across the US," stated Denise Houghtaling, CEO of Majic Wheels Inc.

About Us

Majic Wheels Inc., a Delaware corporation located in Ft Myers, Florida, is a rapidly growing company that intends to continue its growth and expansion in major US markets. The Company plans leveraging its operating division and management team to expand into additional major market sectors. The company's waste management and site work division provides services that include roll off dumpster rentals, site work services, construction and foreclosure cleanup and junk removal services. The company utilizes new technologies to offer these services including integrated account management, fast track invoicing, streamlined dispatching, contract monitoring, cost management, recycling, fleet maintenance and management.

Forward-Looking Statements:

Safe Harbor Statement under the Private securities Litigation Reform Act of 1995: The statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements including, but not limited to, certain delays beyond the Company's control with respect to market acceptance of new technologies, products and services, delays in testing and evaluation of products and services, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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Diversified Corp. Investment Group Inc.
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Source: Marketwire (February 29, 2012 - 12:16 PM EST)
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